Plastic2Oil CEO Provides Update to Shareholders

NIAGARA FALLS, NY—(Marketwired – October 18, 2017) - Plastic2Oil, Inc. (OTCQB: PTOI):

To our valued Plastic2Oil (P2O) shareholders:

In previous updates, we have discussed reducing costs, securing additional financing, developing key strategic partnerships, and strengthening our governance. I am pleased to report to you on our progress in each of these areas.

Strengthening Governance: Appointment of New Directors

I am pleased to announce that effective October 12, 2017, the Board of Directors (the “Board”) of Plastic2Oil, Inc. has increased in size from two to four members, with the newly created seats filled by Mr. Jason C. Aspin and Mr. Lee C. Brain.

Mr. Aspin and Mr. Brain bring to the Board a wealth of experience in building and leading successful companies. Their advice and counsel, along with that of our other Board members, will be invaluable in helping us realize the full potential of P2O’s unique technology. I am very much looking forward to working with them as we take P2O to the next level.

Jason C. Aspin

Jason C. Aspin, 51, is the Chief Executive Officer and Chief Technology Officer of Aspin Kemp & Associates (AKA), a Canadian technology company providing innovation and solutions to marine and land-based power, energy and power-to-process applications. Mr. Aspin cofounded AKA in 1996 and has served on AKA’s Board of Directors for 21 years. He is a graduate of the Canadian Coast Guard College Marine Engineering program.

“I am passionate about solutions that help reduce society’s environmental impact on the planet. With P2O, I saw technology that offers an innovative solution to a significant pollution problem, while at the same time deriving energy and value from waste materials. I welcome the opportunity to add my two decades of leadership experience to the P2O Board and to helping the company leverage its technology, including integrating it with other complimentary systems such as power generation, renewable energy, and microgrid technology.” - Jason C. Aspin

Lee C. Brain

Lee C. Brain, 49, is the owner and operator of Hess Millwork, a custom commercial cabinetry manufacturing business that services architectural and commercial construction firms. He founded Hess Millwork in 1996, and continues to oversee every aspect of the business, from sales to production to customer service.

“I have been a P2O shareholder since early 2011, and in recent years I have been involved with a group of major investors in the company. I look forward to bringing the perspective gained by that involvement to the Board of Directors.

My commitment to P2O is based on my very strong belief in the global benefits that the company’s technology offers. I welcome this chance to work with the other Board members and with Rick Heddle and his team to maximize the company’s value through effective strategic planning, particularly in the areas of sales and the raising of capital.” - Lee C. Brain

Reducing costs and improving our cash position.

We continue to proactively manage our cost structure, judiciously manage our working capital, and significantly adjust our fixed expenses. In this regard, as reported in our May 2017 shareholder update, we have actively been seeking a buyer or lease customer for our Canadian blending facility.

Negotiating key strategic partnerships.

In July 2017, we announced the signing of a new memorandum of understanding (MOU) with a potential partner regarding the licensing of our technology and a potential sale of processor units. We are still in the process of moving from the MOU to a definitive agreement.

If and when the agreement is consummated, it is anticipated that the first site, located in the southern United States, would house two P2O processors, and could eventually lead to deployment of P2O processors in 15 to 20 similar facilities. The initial purchase order would be for the two units currently in our inventory. Final assembly and testing of the units prior to shipping would require approximately six months from signing of the purchase order. Instrumentation and other necessary equipment would be secured prior to the shipping date. Several additional months would be required for installation after the units have been shipped.

In addition, we are in the early stages of discussion with two potential partners in Canada regarding the licensing of our technology and potential sale of processor units. Of course, we cannot assure you that we will reach a definitive agreement on either of these projects, however, management remains optimistic about the opportunities that lie ahead.

Looking Ahead.

The above developments—including the strengthening of our governance structure by adding two new outside Directors—are part of our ongoing and successful transformation of the firm’s profile.

I want to offer my personal thanks for the extremely valuable contributions made by our employees, management, Board of Directors, and investors. I also look forward to seeing you and sharing further developments at our next annual stockholders meeting, being planned for early next year. Formal notice and other details of the meeting will be presented in our proxy statement, which will be made available to our stockholders and filed with the Securities and Exchange Commission. Thank you for your continued support.

Richard Heddle

Plastic2Oil, Inc., CEO & President

About the Company

Plastic2Oil, Inc. (“P2O”) is an innovative North American fuel company that transforms unsorted, unwashed waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. The Company’s patent-pending Plastic2Oil® (P2O®) is a proprietary, commercially viable, and scalable process designed to provide immediate economic benefit for industry, communities, and government organizations faced with waste plastic recycling challenges.

With its revolutionary P2O technology, P2O has pioneered a process that has the ability to change the way the world handles waste plastic and plastic recycling. P2O is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration.

The Company is also committed to the creation of green employment opportunities and a reduction in the cost of plastic recycling programs for municipalities and business.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes at http://www.otcmarkets.com/stock/PTOI/quote.

FORWARD-LOOKING STATEMENTS

The information presented in this Press Release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to management’s current beliefs, plans, strategies, objectives, goals and expectations, including expectations about the future financial or operating performance of Plastic2Oil, Inc. (the “Company”) and its projects, sales, vendor and customer contracts, capital expenditures, capital needs, government regulation of the industry, environmental risks, limitations of insurance coverage, and the timing and possible outcome of regulatory matters, including the granting of patents and permits. Words such as “expect”, “anticipate”, “intend”, “attempt”, “may”, “will”, “plan”, “believe”, “seek”, “estimate”, and variations of such words and similar expressions are intended to identify such forward-looking statements. The potential risks and uncertainties that could cause actual results to differ materially from those expressed, implied or forecasted herein may include, without limitation, risks associated with general business, economic, competitive, political and social uncertainties; risks associated with changes in project parameters as plans continue to be refined; risks associated with failure of plant, equipment or processes to operate as anticipated; risks associated with accidents or labor disputes; risks associated in delays in obtaining governmental approvals or financing, or in the completion of development or construction activities; risks associated with financial leverage and the availability of capital; risks associated with the price of commodities and the inability of our Company to control commodity prices; risks associated with the regulatory environment within which our Company operates; risks associated with litigation including the availability of insurance; and risks posed by competition. The forward-looking statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

The Company urges readers of this press release to consider carefully the disclosures in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, which was filed on April 7, 2017.

Contact Information

Plastic2Oil, Inc.

20 Iroquois Street

Niagara Falls, NY 14303

Direct 716-278-0015